Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER ANNOUNCES PRELIMINARY FOURTH QUARTER SALES GAIN OF 12.7% AND FULL YEAR 2011 SALES GAIN OF 14.9%

Preliminary Fourth Quarter Extremity Product Sales Expand by 17.5%

AMSTERDAM, The Netherlands, January 9, 2012 — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists announced preliminary unaudited sales of $69.0 million for the fourth quarter of 2011 compared to sales of $61.3 million for the fourth quarter of 2010, an increase of 12.7%, or 12.4% in constant currency.  The company expects to report full year sales of $261.2 million for 2011 compared to sales of $227.4 million for 2010, an increase of 14.9%, or 12.0% in constant currency.  Tornier will be discussing its preliminary 2011 revenue results at the JP Morgan Healthcare Conference on January 10, 2012.

Fourth quarter 2011 extremity product category sales are expected to increase 17.5%, or 17.1% in constant currency, over the prior year’s fourth quarter, and represent 79% of global sales.  Full year 2011 extremity product category sales are expected to increase 16.4%, or 14.2% in constant currency, over 2010, and represent 78% of global sales.

On a geographic basis as compared to the fourth quarter of 2010, Tornier’s fourth quarter 2011 US sales are expected to increase 12.5%, and international sales are expected to increase by 13.0%, or 12.3% in constant currency.  Full year 2011 US sales are expected to increase 10.7%, and international sales are expected to increase 20.2%, or 13.5% in constant currency, over 2010.  For both the fourth quarter and full year 2011, US sales are expected to represent 54% and international sales represent 46% of global sales.

Tornier plans to report its full financial results and provide more details for its fourth quarter and full year 2011 on Thursday, February 23, 2012, after which time the company will hold its quarterly conference call to discuss its financial results.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” other words of similar meaning or the use of future dates.  The statements in this release regarding Tornier’s preliminary sales results for fourth quarter and full year 2011 are forward-looking statements.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s actual reported results for fourth quarter and full year 2011 and

Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions and the European debt crisis, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot.  The Company’s broad offering of approximately 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets.  Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world.  For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release.  Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Contact:

Carmen Diersen

Chief Financial Officer

952-426-7646

cdiersen@tornier.com

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com

Tornier N.V.

Selected Preliminary Revenue Information

(in thousands)

	Three Months Ended			Twelve Months Ended
	(unaudited)		Percent	(unaudited)		Percent
	January 1, 2012	January 2, 2011	change	January 1, 2012	January 2, 2011	change
Revenue by product category
Upper extremity joints and trauma	$43,424	$36,598	18.7%	$164,064	$139,175	17.9%
Lower extremity joints and trauma	7,011	6,223	12.7%	26,033	23,629	10.2%
Sports medicine and biologics	4,010	3,523	13.8%	14,779	13,210	11.9%
Total extremities	54,445	46,344	17.5%	204,876	176,014	16.4%
Large joints and other	14,597	14,921	-2.2%	56,315	51,364	9.6%
Total	$69,042	$61,265	12.7%	$261,191	$227,378	14.9%

Revenue by geography
United States	$37,299	$33,165	12.5%	$141,496	$127,762	10.7%
International	31,743	28,100	13.0%	119,695	99,616	20.2%
Total	$69,042	$61,265	12.7%	$261,191	$227,378	14.9%

Tornier N.V.

Reconciliation of Preliminary Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	January 1, 2012			January 2, 2011	Percent
		Foreign	Preliminary		change on a
		exchange impact	revenue on a		constant
	Preliminary	as compared to	constant	Revenue as	currency
	revenue	prior period	currency basis	reported	basis
Revenue by product category
Upper extremity joints and trauma	$43,424	$(132)	$43,292	$36,598	18.3%
Lower extremity joints and trauma	7,011	(8)	7,003	6,223	12.5%
Sports medicine and biologics	4,010	(27)	3,983	3,523	13.1%
Total extremities	54,445	(167)	54,278	46,344	17.1%
Large joints and other	14,597	(7)	14,590	14,921	-2.2%
Total	$69,042	$(174)	$68,868	$61,265	12.4%

Revenue by geography
United States	$37,299	$—	$37,299	$33,165	12.5%
International	31,743	(174)	31,569	28,100	12.3%
Total	$69,042	$(174)	$68,868	$61,265	12.4%

	Twelve Months Ended
	(unaudited)
	January 1, 2012			January 2, 2011	Percent
		Foreign	Preliminary		change on a
		exchange impact	revenue on a		constant
	Preliminary	as compared to	constant	Revenue as	currency
	revenue	prior period	currency basis	reported	basis
Revenue by product category
Upper extremity joints and trauma	$164,064	$(3,170)	$160,894	$139,175	15.6%
Lower extremity joints and trauma	26,033	(414)	25,619	23,629	8.4%
Sports medicine and biologics	14,779	(301)	14,478	13,210	9.6%
Total extremities	204,876	(3,885)	200,991	176,014	14.2%
Large joints and other	56,315	(2,744)	53,571	51,364	4.3%
Total	$261,191	$(6,629)	$254,562	$227,378	12.0%

Revenue by geography
United States	$141,496	$—	$141,496	$127,762	10.7%
International	119,695	(6,629)	113,066	99,616	13.5%
Total	$261,191	$(6,629)	$254,562	$227,378	12.0%